As filed with the Securities and Exchange Commission on September 17, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AVANEX CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	94-3285348 (I.R.S. Employer Identification Number)

40919 Encyclopedia Circle
Fremont, California 94538
(Address of Principal Executive Offices)

1998 Stock Plan, as amended
1999 Employee Stock Purchase Plan, as amended
1999 Director Option Plan, as amended
(Full title of the plans)

Paul Engle
President and Chief Executive Officer
Avanex Corporation
40919 Encyclopedia Circle
Fremont, California 94538
(510) 897-4188
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Mark A. Bertelsen, Esq.
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
Telephone: (650) 493-9300

CALCULATION OF REGISTRATION FEE

Title Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, $0.001 per share par value:

To be issued under the 1998 Stock Plan, as amended (the “Stock Plan”)	3,405,328 shares	(2)	$1.85(3)	$6,299,856.80	(3)	$579.59

To be issued under the 1999 Employee Stock Purchase Plan, as amended (the “ESPP”)	694,964 shares	(4)	$1.58(5)	$1,098,043.12	(5)	$101.02

To be issued under the 1999 Director Option Plan, as amended (the “Director Plan”)	150,000 shares	(6)	$1.85(7)	$277,500.00	(7)	$ 25.53

(1)
This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Stock Plan, the Director Plan or the ESPP by reason of any dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of shares of the Registrant’s Common Stock outstanding.

(2)
This amount results from the automatic annual increase on July 1, 2002 of 3,405,328 shares, which annual increase is provided for in the Stock Plan, to the number of shares of the Registrant’s Common Stock reserved for issuance under the Stock Plan.

(3)
Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933. The proposed maximum offering price per share of $1.85 was computed by averaging the high and low prices of a share of Avanex Corporation Common Stock as reported on the Nasdaq National Market on September 13, 2002.

(4)
This amount results from the automatic annual increase on July 1, 2002 of 694,964 shares, which annual increase is provided for in the ESPP, to the number of shares of the Registrant’s Common Stock reserved for issuance under the ESPP.

(5)	The proposed maximum offering price per share of $1.58 was determined by discounting the offering price per share as computed in note three above by 15%, in accordance with the terms of the ESPP.

(6)
This amount results from the automatic annual increase on July 1, 2002 of 150,000 shares, which annual increase is provided for in the Director Plan, to the number of shares of the Registrant’s Common Stock reserved for issuance under the Director Plan.

(7)
Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933. The proposed maximum offering price per share of $1.85 was computed by averaging the high and low prices of a share of Avanex Corporation Common Stock as reported on the Nasdaq National Market on September 13, 2002.

AVANEX CORPORATION

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.    Plan Information.

Omitted pursuant to the instructions and provisions of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information.

Omitted pursuant to the instructions and provisions of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item	3. Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the “Commission”):

  1.    The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001 filed with the Commission on September 17, 2001, as amended May 29, 2002, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

  2.    The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 filed with the Commission on November 8, 2001, as amended May 29, 2002, pursuant to the Exchange Act.

  3.    The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001 filed with the Commission on February 11, 2002, as amended May 29, 2002, pursuant to the Exchange Act.

  4.    The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 filed with the Commission on May 13, 2002, as amended May 29, 2002, pursuant to the Exchange Act.

  5.    The Registrant’s Current Report on Form 8-K filed with the Commission on August 21, 2002.

  6.    The Registrant’s Current Report on Form 8-K filed with the Commission on April 24, 2002.

  7.    The Registrant’s Current Report on Form 8-K filed with the Commission on March 22, 2002.

  8.    The Registrant’s Current Report on Form 8-K filed with the Commission on January 24, 2002.

  9.    The Registrant’s Current Report on Form 8-K filed with the Commission on October 23, 2001.

10.    The Registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2001.

11.    The Registrant’s Current Report on Form 8-K filed with the Commission on August 2, 2001.

12.    The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on January 26, 2000 filed pursuant to Section 12(g) of the Exchange Act, and any further amendment or report filed hereafter for the purpose of updating such description.

13.    The description of the Registrant’s Preferred Stock Rights Agreement contained in the Registrant’s Registration Statement on Form 8-A on August 24, 2001, as amended March 28, 2002, filed pursuant to Section 12(g) of the Exchange Act, and any further amendment or report filed hereafter for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item	4. Description of Securities.

Not applicable.

Item	5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this prospectus, an investment partnership affiliated with Wilson Sonsini Goodrich & Rosati beneficially owned an aggregate of 8,349 shares of the Registrant’s common stock.

Item	6. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that “[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful”. With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor[by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

The Eighth Article of the Registrant’s Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article VI of the Registrant’s Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant’s Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended.

Item	7. Exemption from Registration Claimed.

Not Applicable.

Item 8.    Exhibits.

Exhibit Number	Description
4.1*	1998 Stock Plan, as amended
4.2	1999 Employee Stock Purchase Plan, as amended
4.3	1999 Director Option Plan, as amended
5.1	Opinion of counsel as to legality of securities being registered
23.1	Consent of Independent Auditors
23.2	Consent of counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (see page II-6)

*	Incorporated by reference to Exhibit 10.2 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-92097).

Item	9. Undertakings.

a) The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Fremont, State of California, on September 17, 2002.

AVANEX CORPORATION

By:	/s/ PAUL ENGLE
Paul Engle, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Engle and Jessy Chao and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on September 17, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ WALTER ALESSANDRINI Walter Alessandrini	Chairman of the Board of Directors

/s/ PAUL ENGLE Paul Engle	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ JESSY CHAO Jessy Chao	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ TODD BROOKS Todd Brooks	Director

/s/ VINTON CERF Vinton Cerf	Director

/s/ JOEL SMITH Joel Smith	Director

/s/ FEDERICO FAGGIN Federico Faggin	Director

INDEX TO EXHIBITS

Exhibit Number		Description

4.1	*	1998 Stock Plan, as amended

4.2		1999 Employee Stock Purchase Plan, as amended

4.3		1999 Director Option Plan, as amended

5.1		Opinion of counsel as to legality of securities being registered

23.1		Consent of Independent Auditors

23.2		Consent of counsel (contained in Exhibit 5.1)

24.1		Power of Attorney (see page II-6)

*	Incorporated by reference to Exhibit 10.2 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-92097).